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Exhibit 99.1

Contact:	John M. Eggemeyer Chairman of the Board P.O. Box 1329 Rancho Santa Fe, CA 92067 858/759-6050	Zsolt K. Besskó Executive Vice President, General Counsel & Secretary 1331 Seventeenth Street, Suite 300 Denver, CO 80202 303/296-9600

FOR IMMEDIATE RELEASE:

Centennial Bank Holdings, Inc. Announces
Management Transition

        Denver, Colorado, May 16, 2006—Centennial Bank Holdings, Inc. (Nasdaq: CBHI) announced today that Daniel M. Quinn was appointed Chief Executive Officer of the Company. John Eggemeyer, Founder and Chairman of the Board remarked, "Having served as the interim Chief Executive Officer during the initial formation and integration of our acquisitions, I am very proud of what we have accomplished to date. This management transition is the logical next step as we look to grow the company in the future." Mr. Eggemeyer will continue in the Chairman's role.

        "As a director, Dan Quinn has made a valuable contribution to our success over the past year. As an experienced executive with 24 years in banking, 13 of those years in Colorado, Dan possesses both the energy and experience to lead Centennial going forward. The confidence that he has earned from his fellow directors and from Centennial's senior management will enable Dan to have an immediate positive impact on our company," commented Mr. Eggemeyer.

        In addition, three senior executives who joined the Company with the acquisition of Guaranty Bank and Trust Company in 2004 will retire and transition their responsibilities in the coming months. David C. Boyles, President and Chief Operating Officer of the Company, will retire effective December 31, 2006. John W. Perkins, President and CEO of Guaranty Bank and Trust Company, and Daryll D. Southwick, President and CEO of Centennial Bank of the West, will retire effective June 30, 2006 but will be available to assist in the transition through the end of the year. Upon Mr. Boyles' retirement, Mr. Quinn will succeed him as President of the Company. Mr. Boyles will remain as a director of the Company.

        "Although we are disappointed to report the retirement of Dave, John and Daryll, we are eternally grateful for their collective efforts in making Centennial what it is today," stated Mr. Eggemeyer. "Over the past fifteen months, Centennial has grown to be the 2nd largest independent bank in Colorado and today ranks among a select group of banks in financial performance despite the many challenges of integrating five banks."

        "My involvement with Guaranty Bank for the past 27 years and its integration with Centennial has been nothing but positive," said Mr. Boyles. "At this point in my life, however, it is time for me to put a greater focus on my personal life. Nonetheless, I am fully committed to Centennial's future success and will actively support John, Dan and the Company during this management transition."

        "I am looking forward to working closely with John and David throughout this management transition and taking a greater role in the Company's future," stated Mr. Quinn. "I have no doubt that the Company is positioned to deliver superb performance."

About Centennial Bank Holdings, Inc.

        Centennial Bank Holdings, Inc. is a bank holding company that operates 36 branches in Colorado through its three bank subsidiaries, Centennial Bank of the West, Guaranty Bank and Trust Company and Collegiate Peaks Bank, with total assets of $2.9 billion at March 31, 2006. The company provides banking and other financial services including real estate, construction, commercial and industrial, and consumer and agricultural loans throughout its targeted Colorado markets to consumers and small to medium-sized businesses, including the owners and employees of those businesses. Centennial Bank of the West also provides trust services, including personal trust administration, estate settlement, investment management accounts and self-directed IRAs.

Forward-Looking Statements

        Certain statements contained in this press release, including, without limitation, statements containing the words "believes", "anticipates", "intends", "expects", and words of similar import, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions in those areas in which the company operates, demographic changes, competition, fluctuations in interest rates, continued ability to attract and employ qualified personnel, changes in business strategy or development plans, changes in governmental regulation, credit quality, the availability of capital to fund the expansion of the company's business, economic, political and global changes arising from natural disasters, the war on terrorism, the conflict with Iraq and its aftermath, and additional "Risk Factors" referenced in the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to the company, investors and others are cautioned to consider these and other risks and uncertainties. The company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. The forward-looking statements are made as of the date of this press release, and the company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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Centennial Bank Holdings, Inc. Announces Management Transition